SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2012

MOOG INC.

(Exact name of registrant as specified in its charter)

New York	1-5129	16-0757636
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

East Aurora, New York		14052-0018
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (716) 652-2000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On January 2, 2013, Moog Inc. issued a press release announcing that it has acquired Broad Reach Engineering Company, located in Golden, Colorado. The purchase price is approximately $48 million, including $37 million in cash, a $6 million note payable and a $5 million potential earn out payment, based on the achievement of certain financial targets. Broad Reach, founded in 1997, is a leading designer and manufacturer of spaceflight electronics and software for aerospace, scientific, commercial and military missions.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release dated January 2, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOOG INC.

Dated: January 2, 2013	By:	/s/ Jennifer Walter
	Name:	Jennifer Walter Controller